Exhibit A

                          TERMINATION OPTION AGREEMENT

                  This TERMINATION OPTION AGREEMENT (this "Agreement"), is made and entered into as of May 8, 1998, by and among Monsanto Company, a Delaware corporation (the "Grantee"), and Delta and Pine Land Company, a Delaware corporation (the "Grantor").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Grantor and the Grantee are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"); and

                  WHEREAS, as a condition to the Grantee's willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor agree, and in order to induce the Grantee to enter into the Merger Agreement, the Grantor has agreed, to grant to the Grantee an option with respect to certain shares of the Grantor's common stock, $0.10 par value per share (the "Grantor Common Stock"), on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Option. The Grantor hereby grants to the Grantee an irrevocable option (the "Stock Option") to purchase up to 7,614,659 shares of Grantor Common Stock, or such other number of shares of the Grantor Common Stock as equals 19.9% of the issued and outstanding shares of the Grantor Common Stock at the time of exercise of the Stock Option, in the manner set forth below, at a price of $46.25 per share (the "Exercise Price"), payable in cash in accordance with Section 4 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.



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         2.  Exercise  of  Option.  The Stock  Option  may be  exercised  by the
Grantee, in whole or in part, at any time or from time to time after (a) any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Grantor or any of its subsidiaries or affiliates or any entities included in the "Institutional Investor Group" set forth in the Company Disclosure Letter (each a "Third Party") shall have become the beneficial owner of more than 15% of the outstanding Grantor Common Stock (either on a primary or a fully diluted basis); (b) any Third Party shall commence a tender offer for at least 15% of the outstanding Grantor Common Stock (either on a primary or a fully diluted basis); or (c) Grantor enters into, or announces that it has agreed to enter into, an agreement in respect of an Acquisition Transaction. The Stock Option shall be exercisable until the earliest to occur of (i) the closing of any Acquisition Transaction with a Third Party; (ii) any Third Party acquiring beneficial ownership of more than 50% of the outstanding Grantor Common Stock; (iii) ninety (90) days after the occurrence of any event set forth in the foregoing clauses (a), (b) and (c); or
(iv) ninety (90) days after the date of termination of the Merger Agreement. In the event the Grantee wishes to exercise the Stock Option, the Grantee shall deliver to the Grantor a written notice (an "Exercise Notice") specifying the total number of shares of the Grantor Common Stock it wishes to purchase. Each closing of a purchase of shares of Grantor Common Stock (a "Closing") shall occur at a place, on a date and at a time designated by the Grantee in any Exercise Notice delivered at least two (2) business days prior to the date of such Closing.

         3. Conditions to Closing. The obligation of the Grantor to issue shares of the Grantor Common Stock to the Grantee hereunder is subject to the conditions (which, other than the conditions described in clauses (a) and (b) below, may be waived by the Grantor in its sole discretion) that (a) all waiting periods, if any, under the HSR Act applicable to the issuance of shares of the Grantor Common Stock hereunder shall have expired or have been terminated, and all consents, approvals, order or authorization of, or registration, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of shares of the Grantor Common Stock hereunder shall have been obtained or made, as the case may be; (b) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (c) such shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

         4. Closing. At any Closing, (a) the Grantor will deliver to the Grantee a single certificate in definitive form representing the number of shares of the Grantor Common Stock designated by the Grantee in its Exercise Notice, such certificate to be registered in the name of the Grantee, or a nominee of the Grantee designated by the Grantee in the Exercise Notice, and to bear the legend set forth in Section 9 hereof, and (b) the Grantee will deliver to the Grantor the aggregate Exercise Price for the shares of the Grantor Common Stock so designated and being purchased at such Closing by wire transfer of immediately available funds.

         5. Representations, Warranties and Covenants of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Grantor and the consummation by the Grantor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantor and no other corporate proceedings on the part of the Grantor are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Grantor and constitutes a valid and binding obligation of the Grantor, and, assuming this Agreement constitutes a valid and binding obligation of the Grantee, is enforceable against the Grantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) the Grantor has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, 7,614,659 unissued shares of Grantor Common Stock, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of such shares of the Grantor Common Stock to the Grantee upon exercise of the Stock Option, the Grantee will acquire valid title to all of such shares, free and clear of any and all Liens of any nature whatsoever, (f) the execution and delivery of this Agreement by the Grantor does not, and the performance of this Agreement by the Grantor will not, (1) violate the certificate of incorporation or bylaws of the Grantor, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to the Grantor or by which it or any of its assets or properties is bound or affected, or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights or termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the property or assets of the Grantor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which the Grantor or any of its Subsidiaries is a party or by which the Grantor or any of its assets or properties is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Grantor and except with respect to any item listed in the Company Disclosure Letter), and (g) the execution and delivery of this Agreement by the Grantor does not, and the performance of this Agreement by the Grantor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for pre-merger notification requirements of the HSR Act and except with respect to any item listed in the Company Disclosure Letter. The Grantee agrees that it shall not knowingly (after due inquiry) sell to any person (including any Group) and its affiliates (other than the Grantor or any person approved by the Grantor) in any private placement Restricted Shares (as defined in Section 7 below) representing more than 2% of the outstanding shares of common stock of the Grantor on a fully diluted basis.

         6. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Grantee and the consummation by the Grantee of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and no other corporate proceedings on the part of the Grantee are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Grantee and constitutes a valid and binding obligation to the Grantee in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) the execution and delivery of this Agreement by the Grantee does not, and the performance of this Agreement by the Grantee will not (1) violate the certificate of incorporation or bylaws of the Grantee, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to the Grantee or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Grantee pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which the Grantee is a party or by which the Grantee or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a material adverse effect on the Grantee), (e) the execution and delivery of this Agreement by the Grantee does not, and the performance of this Agreement by the Grantee will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for pre-merger notification requirements of the HSR Act and (f) any shares of the Grantor Common Stock acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by the Grantee for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.


         7. Registration Rights. In the event that the Grantee shall desire to sell any of the shares of the Grantor Common Stock purchased pursuant to the Stock Option within two (2) years after such purchase, and such sale requires in the opinion of counsel to the Grantor, which opinion shall be reasonably satisfactory to the Grantee and its counsel, registration of such shares under the Securities Act of 1933, the Grantee may, by written notice (the "Registration Notice") to the Grantor (the "Registrant"), request the Registrant to register under the Securities Act all or any part of the shares purchased pursuant to the Stock Option ("Restricted Shares") beneficially owned by the Grantee (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Grantee and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group) and its affiliates from purchasing through such offering Restricted Shares representing more than 2% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Grantee and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing reasonably acceptable to the Grantor (the "Manager"), stating that (a) it has a good faith intention to commence promptly a Permitted Offering and (b) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price to be specified in such Registration Notice (the "Fair Market Value"). The Registrant (and/or any person designated by the
Registrant) shall thereupon have the option, exercisable by written notice delivered to the Grantee within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (a) the number of Registrable Securities and (b) the Fair Market Value of such Registrable Securities. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and its designee in such notice within twenty (20) business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds. If the Registrant does not elect to exercise its option pursuant to this Section 7 with respect to all Registrable Securities designated in the Registration Notice, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (a) the Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder and (b) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 90 days after such request in the case of clause (ii) below or 120 days in the case of clauses (i) and (iii) below) when
(i) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the judgment of the Board of Directors of the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (ii) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (iii) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement with respect thereto, the provisions of this Section 7 shall again be applicable to any proposed registration; provided, however, that the Grantee shall not be entitled to request more than two registrations pursuant to this Section 7 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as the Grantee may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, further, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. The registration rights set forth in this Section 7 are subject to the condition that the Grantee shall provide the Registrant with such information with respect to the Grantee's Registrable Securities, the plans for the distribution thereof, and such other information with respect to the Grantee as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder. A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Grantee, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (a) to indemnify each other and the underwriters in the customary manner and (b) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

         8. Adjustment upon Changes in Capitalization. In the event of any change in the Grantor Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Stock Option, and the Exercise Price per share, shall be adjusted appropriately.

         9. Restrictive Legends. Each certificate representing shares of the Grantor Common Stock issued to the Grantee hereunder shall initially be endorsed with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE TERMINATION OPTION AGREEMENT, DATED MAY 8, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

         10. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 7 hereof shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, in no event will any transferee of any Restricted Shares be entitled to the rights of the Grantee hereunder. Certificates representing shares sold in a registered public offering pursuant to Section 7 hereof shall not be required to bear the legend set forth in Section 9 hereof.

         11. Incorporation by Reference. The provisions of Sections 7.01, 10.01, 10.04, 10.06, 10.07, 10.08 and 10.09 of the Merger Agreement are incorporated herein by reference, to be read as though the references therein to the Merger Agreement were references to this Agreement.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            MONSANTO COMPANY



                                     By:      _/s/ Susan D. Berland____________
                                     Name:    _____Susan D. Berland____________
                                     Title:   _Authorized Representative



                                          DELTA AND PINE LAND COMPANY



                                     By:      _/s/ Roger D. Malkin_____________
                                     Name:    _____Roger D. Malkin_____________
                                     Title:   _____Chairman____________________